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                                                                  EXHIBIT 4.3(a)

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS AND HAVE BEEN TAKEN FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION THEREOF. THE SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION AND QUALIFICATION WITHOUT AN OPINION OF COUNSEL FOR THE HOLDER, CONCURRED IN BY COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

Corporation:                   IPNI COMMUNICATIONS CORPORATION,
                               a Delaware corporation
Number of Shares:              _________Shares
Class of Stock:                Common
Initial Exercise Price:        $1.00


                             STOCK PURCHASE WARRANT
                       To Purchase Shares of Common Stock
                                       of
                         IPNI COMMUNICATIONS CORPORATION


Issue Date:                March 5, 1999
Expiration Date:           March 4, 2004


         THIS CERTIFIES that, for value received, the undersigned _____________________ (the "Warrantholder"), is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time on or prior to March 4, 2004, but not thereafter, to subscribe for and purchase from IPNI COMMUNICATIONS CORPORATION, a Delaware corporation (the "Company"), _______________ (_________) shares of the Company's Common Stock (the "Shares"). The exercise price ("Warrant Price") of Common Stock under this Warrant shall be One Dollar ($1.00) per share. The Warrant Price and the number of shares for which the Warrant is exercisable shall be subject to adjustment as provided herein.

1. Title to Warrant. Prior to the expiration hereof and subject to compliance with applicable laws, this Warrant and all rights hereunder are transferable, in whole or in part, at the office of the Company by the Warrantholder hereof in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form attached hereto as EXHIBIT A properly endorsed.

2. Exercise of Warrant. The purchase rights represented by this Warrant are exercisable by the Warrantholder hereof, in whole or in part, at any time before the close of business at the Company's headquarters on March 4, 2004 by the surrender of this Warrant and the


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         Subscription Form attached hereto as EXHIBIT B duly executed at the office of the Company, in Scottsdale, Arizona, and upon payment of the Warrant Price of the Shares thereby purchased (by cash or by check or bank draft payable to the order of the Company or by cancellation of indebtedness of the Company to the Warrantholder hereof, if any, at the time of exercise in an amount equal to the Warrant Price of the Shares thereby purchased, or as provided in Section 3 hereof); whereupon the Warrantholder of this Warrant shall be entitled to receive a certificate for the number of Shares of Common Stock so purchased. The Company agrees that if at the time of the surrender of this Warrant for exercise the Warrantholder hereof shall be entitled to exercise this Warrant, the Shares so purchased shall be deemed to be issued to such Warrantholder as the record owner of such Shares as of the close of business on the date on which this Warrant shall have been exercised as aforesaid.

         Certificates for Shares purchased hereunder shall be delivered to the Warrantholder hereof within thirty (30) days after the date on which this Warrant shall have been exercised as aforesaid.

         The Company covenants that all shares of Common Stock which may be issued upon exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant and the payment of the Warrant Price for such Shares, be fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof.

3. Alternative Exercise. At any time, the Warrantholder of record hereof may, at such Warrantholder's sole option, in lieu of making payment upon exercise in accordance with the provisions of Section 2 above and to the extent permitted by applicable statutes and regulations, elect to receive shares of Common Stock equal to the value (as determined below) of this Warrant by surrender of the Warrant at the principal office of the Company together with notice of such election in which event the Company shall issue to such Warrantholder that number of shares of Common Stock computed using the following formula:

                  X =      Y(A-B)
                           ------
                              A

         Where:   X =  the number of shares of Common Stock to be issued to such
         Warrantholder pursuant to this Section 3.

         Y = the number of shares of Common Stock issuable upon exercise of this Warrant in accordance with Section 2.

         A = the Fair Market Value of the Common Stock (as defined in accordance with Section 12 below).

         B = Warrant Price (as adjusted pursuant to Section 10 below, if applicable).

4. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share


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         called for upon the exercise of this Warrant, an amount equal to such fraction multiplied by the then current Fair Market Value of the Common Stock shall be paid in cash to the Warrantholder of this Warrant.

5. Charges, Taxes and Expenses. Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Warrantholder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Warrantholder of this Warrant or in such name or names as may be directed by the Warrantholder of this Warrant; provided, however, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the Warrantholder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Warrantholder hereof; and provided further, that upon any transfer involved in the Stock, the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

6. No Rights as Shareholder. This Warrant does not entitle the Warrantholder hereof to any voting rights or other rights as a shareholder of the Company prior to the exercise thereof.

7. Exchange of Warrant. This Warrant is exchangeable, upon the surrender hereof by the Warrantholder at the above-mentioned office or agency of the Company, for a new Warrant of like tenor.

8. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonable satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, and in case of loss, theft, or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant.

9. Saturday, Sundays and Holidays, etc. If the last appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

10. Reclassification, etc. In the event of changes in the outstanding Common Stock of the Company by reason of stock dividends, split-ups, reverse-split recapitalizations, reclassifications, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, liquidations, conversion of all outstanding shares of Common Stock into any other class of shares, or the like, the number and class of shares available under the Warrant in the aggregate and the Warrant Price shall be correspondingly adjusted by the Board of Directors of the Company. The adjustment shall be such as will give the Warrantholder of the Warrant on exercise for the same aggregate Warrant Price the total number, class and kind of shares as he would have owned had the Warrant be exercised prior to the event and had he continued to hold such Shares until after the event requiring adjustment.


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11.      Authorized Shares. The Company covenants that during the period the
         Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of the Company's Common Stock upon the exercise of the purchase rights under this Warrant and the payment of the Warrant Price for such Shares.

12. Fair Market Value. The "Fair Market Value" of the Company's Common Stock shall be the closing price of the Common Stock on the Exercise Date as reported in The Wall Street Journal or another nationally recognized publication or service that reports such data, if the Common Stock is traded on one or more securities exchanges or quoted on the NASDAQ National Market, or if there is no active trading market, the fair market value determined by the Company's Board of Directors, taking into consideration the cost basis of the securities, recent transactions in securities of the Company, developments concerning the Company, any business or financial data and projections of the Company then available, and such other factor or factors as the Company's Board of Directors may reasonably deem relevant, or if the Warrantholder notifies the Company that he, she or it objects to the value determined by the Company's Board of Directors pursuant to
         Section 12(c), the fair market value determined as follows: the Warrantholder and the Company shall each select an independent qualified appraiser. The two appraisers shall promptly select a third independent qualified appraiser, who shall be experienced in such appraisals. If the two appraisers are unable to select a third appraiser within 30 days, the third appraiser shall be selected by the highest official of the Phoenix Office of the American Arbitration Association. The third appraiser shall determine the Fair Market Value within thirty (30) days after such appraiser's selection, which shall notify the Warrantholder of such determination. The cost and expense of any such appraisal shall be borne equally by such Warrantholder and the Company.

13. Issue Date, etc. The provisions of this Warrant shall be construed and shall be given effect in all respect as if it had been issued and delivered by the Company as of the date hereof. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant is issued in and shall be governed by the laws of the State of Delaware.

14. Investment Representations and Warranties; Restrictions. The Warrantholder hereof represents and warrants that Warrantholder is familiar with the Company, the nature of its business, its financial prospects and the merits and risks of an investment in the Company, and has the capacity to protect Warrantholder's interests, as well as that Warrantholder is acquiring this Warrant, the Convertible Promissory
         Note issued to Warrantholder in connection herewith, and the securities into which this Warrant may be exercised and the Convertible Promissory Note may be converted for investment for Warrantholder's own account and not with a view to resale in connection with any distribution. By executing this Warrant, the Warrantholder further represents that such Warrantholder is an "accredited


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         investor" as defined under Rule 501 of the Securities Act of 1933.
         Warrantholder understands that this Warrant, the Convertible Promissory Note, and the securities into which this Warrant may be exercised and the Convertible Promissory Note may be converted have not been, and will not be registered under the Securities Act of 1933, as amended, or qualified under applicable state securities laws, by reason of a specific exemption from the registration provisions of the Securities Act and such state securities laws, the availability of which depends upon, among other things, the bona fide nature of the investment intent and representations of the Warrantholder as expressed herein. Warrantholder further acknowledges that the Common Stock acquired upon exercise of this Warrant or conversion of the Convertible Promissory Note may have restrictions upon its resale imposed by state and federal securities laws, and agrees that this Warrant and any Common Stock acquired upon exercise of this Warrant or conversion of the Convertible Promissory Note may be transferred only in compliance with the legend set forth on the first page of this Warrant.

15. Termination. Unless previously exercised, this Warrant shall automatically terminate on or prior to: (i) the effective date of any liquidation, sale, merger, or change of control of the Company in one or more series of related transactions (the "Exercise Event"); or (ii) within ten (10) days after the effective date of a Registration Statement and expiration of any applicable "lock-up" period covering the Shares. The Company shall notify the Warrantholder at least ten
         (10) days prior to any Exercise Event.

16. Registration Rights. The Company agrees that the Shares shall be deemed "Registrable Securities" pursuant to that certain Investors' Rights Agreement, dated as of June 17, 1998.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officers thereunto duly authorized.

                                         IPNI COMMUNICATIONS CORPORATION


                                         By:  ________________________________

                                         Its: ________________________________


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                                 WARRANTHOLDER:


                                         [NAME]

                                         By: ___________________________________

                                         Its:___________________________________


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                                    EXHIBIT A
                            TO STOCK PURCHASE WARRANT

                                 ASSIGNMENT FORM

FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of Shares of Common Stock set forth below:

                                                                 No. of Shares
Name/Address of Assignee                                        Of Common Stock
________________________                                        _______________


and does hereby irrevocably constitute and appoint as Attorney __________________________ to register such transfer on the books of IPNI COMMUNICATIONS CORPORATION for the purpose, with full power of substitution in the premises. If the number of Shares of Common Stock to which rights are so transferred does not include all of the Shares of Common Stock issuable as provided in this Warrant, a new Warrant of like tenor and date for the balance of the Shares issuable thereunder shall be delivered to the undersigned.



Date:________________________


                                                 Signature:


                                                 Witness:


NOTICE: The signature to this Assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatever.

              The signature to this assignment must be guaranteed by a national bank or by a firm having a membership on the New York Stock Exchange.


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                                    EXHIBIT B
                            TO STOCK PURCHASE WARRANT

                                SUBSCRIPTION FORM
                 (To be executed only upon exercise of Warrant)

         The undersigned registered owner of this Warrant irrevocably exercises this Warrant for and purchases ________ Shares of the Common Stock of IPNI COMMUNICATIONS CORPORATION (not more than the number of Shares of Common Stock purchasable with this Warrant), and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the Shares of Common Stock hereby purchased be issued in the name of and delivered to __________________________________ whose address is _________________________________ and, if such Shares shall not include all of the Shares issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the Shares issuable thereunder be delivered to the undersigned.

          By signing below, the undersigned represents and warrants that the Shares of Common Stock will be held by it for investment and for its own account and not with a view to, or for, resale, transfer or distribution, and that it has no present intention in participating directly or indirectly in a distribution of the Common Stock, and that the undersigned is an "accredited investor" as defined under Rule 501 of the Securities Act of 1933.

         The undersigned agrees that it will not directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of any of the Common Stock (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of any of the Common Stock) except in compliance with the Securities Act of 1933, as amended, or any applicable state securities act and the rules and regulations thereunder.

         The undersigned further represents and warrants that this Subscription Form has been duly authorized and executed by the undersigned and that the undersigned has good title to the portion of the Warrant so exercised free and clear of all encumbrances, claims liens or other charges and that the execution and delivery by the undersigned of this Subscription Form will not violate any agreement to which the undersigned is a party or by which its assets or properties may be bound.

Dated: ________________

                                    _________________________________


                                    (Signature of Registered Owner)


                                    _________________________________
                                    (Street Address)

                                    _________________________________
                                    (City, State and Zip Code)



NOTICE: If the person to whom the certificate evidencing Shares of Common Stock is not the registered owner of the Warrant, then the signature to this Subscription Form must be guaranteed by a national bank or by a firm having a membership on the New York Stock Exchange.


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